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Exhibit 21

GEORGIA GULF CORPORATION
Subsidiaries—As of February 28, 2008

	Company Name	Jurisdiction of Incorporation
1.	Georgia Gulf Corporation	Delaware
2.	1299239 Ontario Limited [HoldCo.]	Ontario
3.	6630987 Canada Inc. [Vaughan East]	Canada
4.	6632149 Canada Inc.	Canada
5.	Advanced Profiles, S.A. de C.V.	Mexico
6.	Bluegrass Products, LLC	Delaware
7.	Dartmouth Extrusions Limited	Ontario
8.	Edificacion Tecnica Internacional S.A. de C.V.	Mexico
9.	Georgia Gulf Chemicals & Vinyls, LLC	Delaware
10.	Georgia Gulf Europe, ApS	Copenhagen, Denmark
11.	Georgia Gulf Lake Charles, LLC	Delaware
12.	GGRC Corporation	Delaware
13.	Great River Oil & Gas Corporation (Acquired by Georgia Gulf Corporation on July 25, 1980)	Delaware
14.	Plant # 12 ((f.k.a) Royal Sierra Extrusions, Inc)	Washington
15.	Plant # 13 ((f.k.a.) Custom Window Extrusions))	Pennsylvania
16.	Plant # 14 ((f.k.a.) King Extrusions)	Nevada
17.	Kolorbond International Limited	United Kingdom
18.	Le-Ron Plastics Inc.	British Columbia
19.	Novo Capital, Inc.	Nevada
20.	Novo Management Inc.	Nevada
21.	PHH Monomers, LLCMembers	Louisiana
22.	Plastic Trends, Inc.	Michigan
23.	RBS (U.S.A.) Limited	Delaware
24.	Rome Acquisition Holding Corp.	Nova Scotia ULC
25.	Rome Delaware Corporation	Delaware
26.	Royal Buildings Products, a division of Royal Mouldings Limited (Newbern Tennessee Division)	Nevada
27.	Royal Group Mexico S.A.de C.V.	Mexico
28.	Royal Group Sales (USA) Limited	Nevada
29.	Royal Group, Inc.	Canada
30.	Royal Mouldings Limited	Nevada
31.	Royal Outdoor Products, Inc.	Indiana
32.	Royal Plastics Group (U.S.A.) Limited	Delaware
33.	Royal Railings, LLC	Pennsylvania
34.	Royal Building Systems De Mexico, S.A. de C.V.	Mexico
35.	Royal Ventures Construction & Development, Inc. (in the process of being sold)	Philippines
36.	Royal Ventures Land Holdings Corp. (in the process of being sold)	Philippines
37.	Royal Vinylbilt Limited	Ontario
38.	Royal Window Coverings (USA) L.P.	Texas
39.	Royalguard, Inc. (Shell Co.)	Delaware
40.	Roybridge Financing Trust	Quebec
41.	RoyCom Limited	Manitoba
42.	Vinyl Solutions, LLC	Delaware

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  Exhibit 21
GEORGIA GULF CORPORATION Subsidiaries—As of February 28, 2008